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                                                                   EXHIBIT 10.28


September 10, 1996

Ms. Olga Conley
Vice President of Finance
DM Management
25 Recreation Park Road
Hingham, MA  02043

Dear Olga:

In response to your letter of even date, the Bank hereby waives the covenant default at June 29, 1996 as outlined in the same correspondence. This does not operate as a waiver of any covenant violations not disclosed to the Bank nor as a waiver of any future covenant defaults.

Please feel free to call with any additional questions or concerns.

Very truly yours,


Fleet National Bank


/s/ Luke G. Tsokanis
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By: Luke G. Tsokanis
Its: Vice President